Exhibit 10.10

form of

CURBLINE PROPERTIES lp

Performance-BASED LTIP UNITS award AGREEMENT

1.	Holder:	__________ (the “Holder”)
2.	Plan:	Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”)
3.	Date of Grant:	__________, 20__ (the “Date of Grant”)
4.	Maximum Number of LTIP Units:	__________
5.	Performance Period: ________________ (the “Performance Period”):

Additional provisions regarding the Unvested LTIP Units subject to this Performance-Based LTIP Units Award Agreement (the “Agreement”) becoming Vested LTIP Units (“Vesting” or substantially similar terms), and other terms and conditions of the LTIP Units subject hereto, are specified in the Agreement, the Amended and Restated Agreement of Limited Partnership of Curbline Properties LP (as may be amended or amended and restated from time to time, and including all exhibits thereto, the “LP Agreement”), and the Plan. Capitalized terms not defined in this Agreement shall have the meaning as defined in the Plan or the LP Agreement, as applicable.

ACCEPTANCE OF AWARD

I accept the LTIP Units granted to me on the Date of Grant as specified in this Agreement, and I agree to be bound by the terms and conditions of the Agreement, the LP Agreement and the Plan.

CURBLINE PROPERTIES LP	HOLDER

By: Curbline Properties Corp., a Maryland corporation Its: General Partner	__________________________________ Name: ___________________________

By:
Name:
Title:

Pursuant to the Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “Plan”), and the Amended and Restated Agreement of Limited Partnership of Curbline Properties LP (as may be amended or amended and restated from time to time, and including all exhibits thereto, the “LP Agreement”), entered into by and between CBLP LLC, a Delaware limited liability company, and Curbline Properties Corp., a Maryland corporation (the “Company”), as general partner of Curbline Properties LP (the “Partnership”), the Company hereby grants (and provides for the Partnership to grant) an award (this “Award”) of the maximum number of Operating Partnership Units (as defined in the Plan, “LTIP Units”) set forth on the first page of the Agreement (the “Maximum Award”) to the Holder named on the first page of the Agreement and having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan (and as set forth in the LP Agreement for “LTIP Units”). Capitalized terms in this Agreement not otherwise defined herein shall have the meaning specified in the Plan and LP Agreement, as applicable.

1.
Transfer of Award; Transfer of Converted Common Units.
1.1.
Except as otherwise permitted by the Committee, none of the LTIP Units granted hereunder, nor any of the Common Units (as defined in the LP Agreement, “Common Units”) of the Partnership into which such LTIP Units may be converted (the “Converted Common Units”), shall be sold, assigned, gifted, pledged, encumbered, hypothecated, mortgaged, exchanged, transferred or in any other manner disposed of, or alienated, whether voluntarily or by operation of law (each such action a “Transfer”) prior to (if at all) the Vesting of such LTIP Units. Upon or after the Vesting of any LTIP Unit, such LTIP Unit may be Transferred (including any redemption or acquisition of such LTIP Unit by the Partnership or the Company) only as permitted by the terms of the LP Agreement. Similarly, Converted Common Units may be Transferred (including any redemption or acquisition by the Partnership or the Company) only as permitted by the terms of the LP Agreement. Any attempted Transfer of LTIP Units or Converted Common Units not in accordance with the terms and conditions of this Section 1 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units or Converted Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units or Converted Common Units. Except as otherwise permitted by the Committee, or otherwise as permitted by the terms of the LP Agreement, this Agreement is personal to the Holder, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
2.
Earning and Vesting of LTIP Units.
2.1.
Subject to the terms and conditions of Section 3 and Section 4 of this Agreement, the LTIP Units will Vest on the basis of the degree of achievement of the Management Objectives, substantially as described in the Statement of Management Objectives approved for the LTIP Units for the Performance Period specified on the first page of this Agreement and provided to the Holder (the “Statement of Management Objectives”), if the Holder is in the continuous employ of the Company or a Subsidiary from the Date of Grant through the applicable Vesting Date(s) for such LTIP Units, as provided in this Agreement and the Statement of Management Objectives. As soon as practicable following (i) each RTSR Measurement Date or (ii) if earlier or otherwise applicable, the date upon which a Change in Control occurs (each such applicable date, a “Valuation Date”), but in no event later than 30 days after such Valuation Date, the Committee shall certify (the “Certification”) whether and to what extent the Management Objectives described in the Statement of Management Objectives have been achieved and the applicable percentage(s) of the Maximum Award, if any, earned (or additionally earned, if applicable) by the Holder regarding such Valuation Date (the LTIP Units so earned and so Vested based on such Certification for a Valuation Date, the “Earned LTIP Units,” and the LTIP Units so earned and so Vested based on such Certification for all applicable Valuation Dates, the “Aggregate Earned LTIP Units”). For each Valuation Date, the extent of the achievement of the

Management Objectives and such applicable percentage(s) of the Maximum Award, if any, earned (or additionally earned, if applicable) regarding such Valuation Date will be determined substantially as set forth on the Statement of Management Objectives. For the avoidance of doubt, in no event shall the Aggregate Earned LTIP Units be greater than the maximum number of LTIP Units issued pursuant to this Award. The Earned LTIP Units for any Valuation Date shall be deemed Vested on the date upon which the Committee makes its Certification regarding such Valuation Date, provided that the Holder remains employed by the Company or any of its Subsidiaries through such Valuation Date (such Vesting date, a “Vesting Date”). The Committee may at any time accelerate or continue the Vesting schedule referred to in this Section 2.
2.2.
Under the Vesting provisions contained in this Section 2, if, after the last applicable Vesting Date for this Award (the “Last Vesting Date”), the number of Aggregate Earned LTIP Units is smaller than the Maximum Award, then the Holder shall (as of such Last Vesting Date) forfeit a number of Unvested LTIP Units equal to the difference between such amounts, without payment of any consideration by the Partnership; thereafter, references to LTIP Units under this Agreement, as applicable, will refer only to the Aggregate Earned LTIP Units, and neither the Holder nor any of the Holder’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. Under the Vesting provisions contained in this Section 2, if, after the Last Vesting Date, the number of Aggregate Earned LTIP Units is the same as the Maximum Award, then there will be no change to the number of LTIP Units under this Agreement pursuant to this Section 2’s Vesting provisions.
3.
Change in Control.
3.1.
Notwithstanding the foregoing, in the event that a Change in Control occurs as described in the Statement of Management Objectives while the Holder is continuously employed by the Company or a Subsidiary, the Committee will determine the applicable percentage of the Maximum Award that will be considered to be earned LTIP Units as of such Change in Control pursuant to Section 7 of the Statement of Management Objectives (the “Change in Control Earned LTIP Units”). The Committee as constituted immediately prior to the Change in Control shall make such determination (the “Change in Control Determination”) as of immediately prior to the Change in Control.
3.2.
If the Change in Control occurs prior to or on the First RTSR Measurement Date, then (i) 25% of the Change in Control Earned LTIP Units (rounded up to the nearest whole LTIP Unit) will Vest on the First RTSR Measurement Date, (ii) an additional 25% of the Change in Control Earned LTIP Units (rounded up to the nearest whole LTIP Unit) will Vest on the Second RTSR Measurement Date, and (iii) the remainder of the Change in Control Earned LTIP Units will Vest on the Third RTSR Measurement Date, in each case subject to the Holder’s continued employment by the Company or a Subsidiary through such applicable RTSR Measurement Date (but further subject to the terms and conditions of Section 4 of this Agreement).
3.3.
If the Change in Control occurs after the First RTSR Measurement Date but prior to or on the Second RTSR Measurement Date, then (i) 33% of the Change in Control Earned LTIP Units (rounded up to the nearest whole LTIP Unit) will Vest on the Second RTSR Measurement Date, and (ii) the remainder of the Change in Control Earned LTIP Units will Vest on the Third RTSR Measurement Date, in each case subject to the Holder’s continued employment by the Company or a Subsidiary through such applicable RTSR Measurement Date (but further subject to the terms and conditions of Section 4 of this Agreement).
3.4.
If the Change in Control occurs after the Second RTSR Measurement Date, then 100% of the Change in Control Earned LTIP Units will Vest on the Third RTSR Measurement Date, subject to the Holder’s continued employment by the Company or a Subsidiary through such applicable

RTSR Measurement Date (but further subject to the terms and conditions of Section 4 of this Agreement).
3.5.
Under the Vesting provisions contained in this Section 3, if, after the date of the Change in Control Determination (the “Change in Control Determination Date”), the number of Change in Control Earned LTIP Units is smaller than the Maximum Award, then the Holder shall (as of such Change in Control Determination Date) forfeit a number of LTIP Units equal to the difference between such amounts, without payment of any consideration by the Partnership; thereafter, references to LTIP Units under this Agreement will refer only to the Change in Control Earned LTIP Units, and neither the Holder nor any of the Holder’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. Under the Vesting provisions contained in this Section 3, if, after the Change in Control Determination Date, the number of Change in Control Earned LTIP Units is the same as the Maximum Award, then there will be no change to the number of LTIP Units under this Agreement pursuant to this Section 3’s Vesting provisions.
4.
Termination of Employment. If the Holder’s employment by the Company and its Subsidiaries terminates prior to all of the LTIP Units either Vesting or being forfeited under the terms of this Agreement, then the Unvested LTIP Units that have not then been forfeited will Vest or be forfeited as follows:
4.1.
Termination due to Death or Disability, Termination Without Cause, or Termination for Good Reason. If the Holder’s employment with the Company and its Subsidiaries is terminated (i) by reason of the Holder’s death, (ii) by the Company and its Subsidiaries due to the Holder’s Disability, (iii) by the Company and its Subsidiaries without Cause, or (iv) by the Holder for Good Reason, then, on the date of such termination of employment (notwithstanding anything in the Statement of Management Objectives to the contrary): (x) for purposes of Vesting under Section 2, such Unvested LTIP Units will be earned and Vest as of the date of such termination (the “Employment Termination Event”) on the basis of the relative achievement of the applicable Management Objectives determined in accordance with Section 6 of the Statement of Management Objectives; and (y) for purposes of Vesting under Section 3, all Change in Control Earned LTIP Units shall become immediately and automatically Vested on the date of such Employment Termination Event.
4.2.
Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
4.2.1.
Cause. “Cause” shall have the definition given to such term in the Holder’s employment, change in control or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, or if the Holder has no Individual Agreement (or if it does not define Cause), the term “Cause” shall mean: (A) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (B) dishonesty in the course of fulfilling the Holder’s employment duties; (C) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (D) prior to a Change in Control, other events substantially similar to those described in this Section 4(b)(i)(A)-(C), as shall be determined by the Committee in its reasonable exercise of discretion. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists for purposes of this Section 4(b)(i), and its determination shall be final.
4.2.2.
Disability. “Disability” shall have the definition given to the term “Total Disability” in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Total Disability), shall mean that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
4.2.3.
Good Reason. “Good Reason” shall have the definition given to such term in the Holder’s Individual Agreement, if any, or if the Holder has no Individual Agreement (or if it does not define Good Reason), the term “Good Reason” shall mean: (A) a material reduction in the nature or scope of the responsibilities, authorities or duties of the Holder attached to the Holder’s position; (B) a change of more than 50 miles in the location of the Holder’s principal office; or (C) a material reduction in the Holder’s remuneration; provided, that no later than 90 days following an event constituting Good Reason the Holder gives notice to the Company of the occurrence of such event, the Company fails to cure the event within 30 days following the receipt of such notice, and the Holder terminates employment with the Company and its Subsidiaries within one year from the date the event described in clause (A), (B), or (C) above initially occurred. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Good Reason exists for purposes of this Section 4(b)(iii), and its determination shall be final.
4.3.
Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company and its Subsidiaries terminates other than in the circumstances described in paragraph (a) of this Section 4, any Unvested LTIP Units that have not Vested at the time of termination will be forfeited upon termination.
5.
Effectiveness of Award. Subject to the terms of this Agreement, on the Date of Grant, the Holder shall be admitted as a partner of the Partnership, with beneficial ownership of the LTIP Units that have been issued to the Holder pursuant to this Agreement on such date, and the Holder shall have all the rights of a Limited Partner of the Partnership with respect to such LTIP Units as set forth in the LP Agreement.
6.
Distributions. Distributions on the LTIP Units shall be paid to the Holder pursuant to the LP Agreement, including without limitation Section 1.5 of Exhibit B thereto and Articles 5 and 13 thereof. Notwithstanding the immediately prior sentence, (a) unless otherwise determined by the Committee, but in all cases subject to applicable law, it is intended that, with respect to the LTIP Units, applicable distributions otherwise to be provided to the Holder with respect to such LTIP Units under the LP Agreement will not be paid to the Holder on a current basis (at the same time as such distributions are otherwise paid to other Partners in the Partnership), but instead, until such LTIP Units Vest under this Agreement, the Holder will be credited on the records of the Partnership and the Company (without interest) with such distributions (the “Credited Distributions”) relating to such LTIP Units, with the lesser of (i) such Credited Distributions and (ii) the Partnership’s gross income in the taxable year such LTIP Units have Vested, to be paid in the medium as provided for under the LP Agreement to the Holder at the same time and to the same extent as the LTIP Units (for which such distributions were credited) Vest (provided, however, that if any such LTIP Units are forfeited under this Agreement, the Credited Distributions for such forfeited LTIP Units will also be forfeited; provided further, if the Credited Distributions exceed the Partnership’s gross income in the taxable year such LTIP Units have Vested, the balance shall be paid in the medium as provided for under the LP Agreement to the Holder in the subsequent taxable year to the extent of the Partnership’s gross income in that subsequent taxable year), in each case as reasonably determined under the LP Agreement, but (b) notwithstanding Section 6(a), and subject to applicable law, during the term of the Agreement, no allocation of profit (that is taxable to the Holder) shall be made with respect to Unvested LTIP Units subject to this Award unless a corresponding distribution in equal value is or has been made to the Holder or is otherwise required pursuant to Section 704(b) of the Code. This Agreement and the Award shall be administered in a manner consistent with the intentions described in this Section 6.

7.
Rights with Respect to LTIP Units. In accordance with the LP Agreement, if an LTIP Unit Adjustment Event (as defined in the LP Agreement) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between the Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event. The Holder shall have the right to vote the LTIP Units to the extent permitted under the LP Agreement.
8.
Incorporation of LP Agreement and Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the LP Agreement and the Plan. Subject to applicable law, in the event of a conflict between the terms of the Plan and/or the terms of the LP Agreement and the terms of this Agreement, the terms of the Plan and/or the LP Agreement, as applicable, shall control.
9.
Tax Withholding; Tax Treatment. Subject to Section 17 of the Plan, no later than the date as of which an amount first becomes includible in the gross income of the Holder for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the LTIP Units granted hereunder, the Holder will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount, if any. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Holder. Notwithstanding any other provision of this Agreement, the Company does not make any representations or warranties to the Holder with respect to the tax treatment of the transactions contemplated by this Agreement.
10.
Tax Matters; Section 83(b) Election. The Holder shall make an election to include in gross income in the year of transfer the value of the LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code (“Section 83(b)”) substantially in the form attached hereto as Exhibit A and to the extent so elected to supply the necessary information in accordance with the regulations promulgated thereunder. It is intended that the liquidation value of the LTIP Units equal zero on the Date of Grant. The Holder should consult with the Holder’s tax advisor to determine the tax consequences of acquiring the LTIP Units and of filing the Section 83(b) election. The Holder acknowledges that it is the Holder’s sole responsibility, and not that of the Company, to file a timely election under Section 83(b).
11.
Section 409A of the Code. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Holder, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Holder.
12.
Investment Representation; Registration. The Holder hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Date of Grant and as of each applicable Vesting Date (or, when otherwise applicable, the date of a Change in Control). All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Holder. The Holder shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act of 1933, as amended, any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.

13.
No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Holder’s employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Holder at any time.
14.
No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company nor any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
15.
Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as “Operating Partnership Units” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Common Stock in exchange for Converted Common Units into which LTIP Units are converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement (and such Common Stock, if issued, will be issued under the Plan). The Holder acknowledges that the Holder will have no right to approve or disapprove such election by the Company.
16.
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
17.
Legend. The records of the Partnership and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
18.
Restrictive Covenants. In the event the Holder breaches any of the restrictive covenants set forth in the Holder’s Individual Agreement (if any) while such restrictive covenants are in effect, the Holder will forfeit the LTIP Units as of the date of such breach.
19.
Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Holder acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect in a material way the Holder’s rights under this Agreement without the Holder’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Holder or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Holder or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
20.
Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

21.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent otherwise governed by Federal law.
22.
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
23.
Successors and Assigns. The rights and obligations created hereunder shall be binding on the Holder and his heirs and legal representatives and on the successors and assigns of the Partnership.
24.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the LTIP Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
25.
Clawback. Notwithstanding anything in this Agreement to the contrary, the Holder acknowledges and agrees that this Agreement and any compensation described herein are subject to the terms and conditions of the Company’s clawback provisions, policy or policies, respectively, as may be in effect from time to time, including specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which such Company’s shares at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to (as applicable) the terms and conditions of the Compensation Recovery Policy. Further, the Holder agrees to fully cooperate with the Company in connection with any of the Holder’s obligations to the Company and its Subsidiaries pursuant to the Compensation Recovery Policy, and agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof.
26.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered via electronic means to the Holder by hand or at the mailing or electronic address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

STATEMENT OF MANAGEMENT OBJECTIVES

This Statement of Management Objectives applies to the LTIP Units granted to the Holder on the Date of Grant and applies with respect to the Performance-Based LTIP Units Award Agreement (the “Agreement”) between the Company and the Holder. Capitalized terms used in this Statement of Management Objectives that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement or in the Plan, as applicable.

1.
Definitions. For purposes hereof:
a.
“Absolute FFO Growth” means the cumulative annual percentage change in annualized Adjusted FFO per share measured by comparing annualized Adjusted FFO per share for the quarter ended _____________ to annualized Adjusted FFO per share for the quarters ending on each of the Absolute FFO Growth Measurement Dates as further described in Section 4 of this Statement of Management Objectives. For purposes of this calculation, annualized Adjusted FFO per share will be determined utilizing the diluted share count used by the Company to calculate OFFO per share for the respective quarters.
b.
“Adjusted FFO” means “Operating FFO” or “OFFO” as calculated by the Company in a manner consistent with the annual and quarterly reports it files with the Securities and Exchange Commission, subject to adjustment to exclude lease termination fees received from tenants.
c.
“Absolute FFO Growth Measurement Date” means each of the following dates: (i) ____________, (ii) ________________, and (iii) ________________.
d.
“Absolute FFO Growth Measurement Period” means the period starting on the Date of Grant of this award of LTIP Units and ending on the final Absolute FFO Growth Measurement Date; provided that Absolute FFO Growth shall be measured as of each Absolute FFO Growth Measurement Date as set forth in Section 4 of this Statement of Management Objectives.
e.
“Peer Group” means the following entities: _________________. In terms of mandatory adjustments to the Peer Group during the RTSR Measurement Period: (i) if any member of the Peer Group files for bankruptcy and/or liquidation, is operating under bankruptcy protection, or is delisted from its primary stock exchange because it fails to meet the exchange listing requirements, then such entity will remain in the Peer Group, but RTSR as of any RTSR Measurement Date following such bankruptcy or delisting will be calculated as if such entity achieved Total Shareholder Return placing it at the bottom (chronologically, if more than one such entity) of the Peer Group; (ii) if, as of any RTSR Measurement Date, any member of the Peer Group has been acquired and/or is no longer existing as a public company that is traded on its primary stock exchange (other than for the reasons as described in subsection (i) above), then such entity will not remain in the Peer Group and RTSR as of any RTSR Measurement Date following such acquisition or delisting will be calculated as if such entity had never been a member of the Peer Group; provided, however, that if the number of entities in the Peer Group would be eight or fewer as of any RTSR Measurement Date as a result of the removal of entities pursuant to this subsection (ii), then the Committee shall have the option to designate the Peer Group as of such RTSR Measurement Date as the constituent companies included in the FTSE NAREIT All REITs Index as of such date, but excluding (x) any constituent companies that are designated as “Mortgage REITs” by such index and (y) any constituent companies that have become part of the index after the Date of Grant; and (iii) except as otherwise described in subsections (i) and (ii) above, for purposes of this Statement of Management Objectives, for each of the members of the Peer Group, such entity shall be deemed to include any successor to all or substantially all of the primary business of such entity as of any RTSR Measurement Date following the date of such succession event.
f.
“Relative Total Shareholder Return” or “RTSR” means the percentile rank of the Company’s Total Shareholder Return as compared to (but not included in) the Total Shareholder Returns of all members of the Peer Group, ranked in descending order, on each RTSR Measurement Date.
g.
“RTSR Measurement Date” means the following dates: (i) _______________ (the “First RTSR Measurement Date”), (ii) _______________ (the “Second RTSR Measurement Date”), and (iii) _______________ (the “Third RTSR Measurement Date”).

h.
“RTSR Measurement Period” means the period starting on the Date of Grant of this award of LTIP Units and ending on the final RTSR Measurement Date; provided that RTSR shall be measured as of each RTSR Measurement Date as set forth in Section 3 hereof.
i.
“Total Shareholder Return” means, with respect to each of the shares of Common Stock and the common stock of each of the members of the Peer Group, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the RTSR Measurement Period through each RTSR Measurement Date. For purposes of calculating Total Shareholder Return for each of the Company and the members of the Peer Group, the beginning stock price will be based on the average of the daily volume-weighted average price of a share of common stock for the ten trading days ending on and including _______________ on the principal stock exchange on which the stock then trades and the ending stock price will be based on the average of the daily volume-weighted average price of a share of common stock for the ten trading days ending on and including the applicable RTSR Measurement Date on the principal stock exchange on which the stock then trades.
2.
Performance Metrics. The LTIP Units may be earned as follows:
a.
From 0% to 50% of the LTIP Units will be earned based on achievement of RTSR during the RTSR Measurement Period, as provided in Section 3 of this Statement of Management Objectives; and
b.
From 0% to 50% of the LTIP Units will be earned based on the achievement of Absolute FFO Growth during the Absolute FFO Growth Measurement Period, as provided in Section 4 of this Statement of Management Objectives.
3.
RTSR Performance Matrix.
a.
From 0% to 50% of the LTIP Units will be earned based on achievement of RTSR during the RTSR Measurement Period as follows:

Performance Level	RTSR	Year 3 % of LTIP Units Earned	Year 4 % of LTIP Units Earned	Year 5 % of LTIP Units Earned
Below Threshold	Below [_____] percentile	0%	0%	0%
Threshold	[_____] percentile	2.5%	5%	10%
Target	[_____] percentile	5%	10%	20%
Maximum	[_____] percentile or above	12.5%	25%	50%

b.
Number of LTIP Units Earned. Following each RTSR Measurement Date, the Committee shall determine whether and to what extent RTSR goals have been satisfied as of such RTSR Measurement Date and shall determine the number of LTIP Units that shall become Vested hereunder and under the Agreement on the basis of the following:
i.
Below Threshold. If, upon the applicable RTSR Measurement Date, RTSR as of such date falls below the threshold level, as set forth in the Performance Matrix, no LTIP Units shall become Vested.
ii.
Threshold. If, upon the applicable RTSR Measurement Date, RTSR as of such date equals the threshold level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the threshold level for such RTSR Measurement Date (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 3 of this Statement of Management Objectives as of any prior RTSR Measurement Date, shall become Vested.
iii.
Between Threshold and Target. If, upon the applicable RTSR Measurement Date, RTSR as of such date exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage of the LTIP Units between the threshold percentage for the applicable RTSR Measurement Date and the target percentage for the applicable RTSR Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of

LTIP Units), less the number of LTIP Units earned pursuant to this Section 3 of this Statement of Management Objectives as of any prior RTSR Measurement Date, shall become Vested.
iv.
Target. If, upon the applicable RTSR Measurement Date, RTSR as of such date equals the target level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the target level for such RTSR Measurement Date (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 3 of this Statement of Management Objectives as of any prior RTSR Measurement Date, shall become Vested.
v.
Between Target and Maximum. If, upon the applicable RTSR Measurement Date, RTSR as of such date exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage of the LTIP Units between the target percentage for the applicable RTSR Measurement Date and the maximum percentage for the applicable RTSR Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 3 of this Statement of Management Objectives as of any prior RTSR Measurement Date, shall become Vested.
vi.
Equals or Exceeds Maximum. If, upon the applicable RTSR Measurement Date, RTSR as of such date equals or exceeds the maximum level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the maximum level for such RTSR Measurement Date(rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 3 of this Statement of Management Objectives as of any prior RTSR Measurement Date, shall become Vested.

4.
Absolute FFO Growth Performance Matrix.
a.
From 0% to 50% of the LTIP Units will be earned based on achievement of Absolute FFO Growth during the Absolute FFO Growth Measurement Period as follows:

Performance Level	Annual Average Absolute FFO Growth Rate(1)	Year 3		Year 4		Year 5
		3-Year Absolute FFO Growth Goals	% of LTIP Units Earned	4-Year Absolute FFO Growth Goals	% of LTIP Units Earned	5-Year Absolute FFO Growth Goals	% of LTIP Units Earned
Below Threshold	Below [___]%	Below [___]%	0%	Below [___]%	0%	Below [___]%	0%
Threshold	[___]%	[___]%	2.5%	[___]%	5%	[___]%	10%
Target	[___]%	[___]%	5%	[___]%	10%	[___]%	20%
Maximum	[___]% or above	[___]% or above	12.5%	[___]% or above	25%	[___]% or above	50%

(1) The threshold, target and maximum Absolute FFO Growth Rates have been adjusted, on a cumulative basis, to reflect the actual time period elapsed since _________________ as of the Absolute FFO Growth Measurement Date (i.e., ___ months, ____ months and ____ months, respectively).

(b)
Number of LTIP Units Earned. Following each Absolute FFO Growth Measurement Date, the Committee shall determine whether and to what extent Absolute FFO Growth goals have been satisfied as of such Absolute FFO Growth Measurement Date and shall determine the number of LTIP Units that shall become Vested hereunder and under the Agreement on the basis of the following:
(i)
Below Threshold. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date falls below the threshold level, as set forth in the Performance Matrix, no LTIP Units shall become Vested.
(ii)
Threshold. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals the threshold level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the threshold level for such Absolute FFO Growth

Measurement Date (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date, shall become Vested.
(iii)
Between Threshold and Target. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix, a percentage of the LTIP Units between the threshold percentage for the applicable Absolute FFO Growth Measurement Date and the target percentage for the applicable Absolute FFO Growth Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date, shall become Vested.
(iv)
Target. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals the target level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the target level for such Absolute FFO Growth Measurement Date (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date, shall become Vested.
(v)
Between Target and Maximum. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date exceeds the target level, but is less than the maximum level, as set forth in the Performance Matrix, a percentage of LTIP Units between the target percentage for the applicable Absolute FFO Growth Measurement Date and the maximum percentage for the applicable Absolute FFO Growth Measurement Date (determined on the basis of straight-line mathematical interpolation) (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date, shall become Vested.
(vi)
Equals or Exceeds Maximum. If, upon the applicable Absolute FFO Growth Measurement Date, Absolute FFO Growth as of such date equals or exceeds the maximum level, as set forth in the Performance Matrix, the percentage of LTIP Units set forth in the Performance Matrix for the maximum level for such Absolute FFO Growth Measurement Date (rounded up to the nearest whole number of LTIP Units), less the number of LTIP Units earned pursuant to this Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date, shall become Vested.
5.
Calculation of Vested LTIP Units.
a.
The Committee shall determine the achievement of the performance for both RTSR and Absolute FFO Growth following each RTSR Measurement Date and shall notify the holder of the number of LTIP Units earned under both performance metrics within one business day of such determination.
b.
No LTIP Units that Vest as of the first or second RTSR Measurement Date shall be forfeited even if the total number of LTIP Units that would have Vested as of the final RTSR Measurement Date is less than the total number that Vested on the prior RTSR Measurement Dates. No LTIP Units that Vest as of the first or second Absolute FFO Growth Measurement Date shall be forfeited even if the total number of LTIP Units that would have Vested as of the final Absolute FFO Measurement Date is less than the total number that Vested on the prior Absolute FFO Measurement Dates.
6.
Calculation Upon Certain Alternative Vesting Scenarios. In the event that Section 4(a)(x) of the Agreement is applicable, then:
a.
from 0% to 50% of the LTIP Units will be earned based on achievement of RTSR (provided, however, that, for these purposes, there shall be just one RTSR Measurement Date – consisting of the date of the Employment Termination Event) compared to the Performance Levels and percentages of LTIP Units earned for “Year 5,” as set forth in Section 3(a) of this Statement of Management Objectives (with straight-line mathematical interpolation for RTSR at a level between such Performance Levels), and less the number of LTIP Units earned (if any) pursuant to Section 3 of this Statement of Management Objectives as the result of any prior RTSR Measurement Dates; and
b.
if the Employment Termination Event occurs:
i.
after _____________, notwithstanding the provisions of Section 6(b)(ii) of this Statement of Management Objectives, from 0% to 50% of the LTIP Units will be earned based on Absolute FFO Growth (provided, however, that, for these purposes, there shall be just one Absolute FFO Growth Measurement Date – consisting of the last day of the Company’s most recently-completed fiscal quarter preceding the date of the Employment Termination Event (the “Quarter-End Date”)) compared to the Performance Levels, goals and percentages of LTIP Units earned for “Year 5,” as set forth in Section 4(a) of this Statement of Management Objectives (provided, however, that such five-year Absolute FFO Growth goals will be adjusted downward in order to be comparable to the cumulative actual time period elapsed from _______________ to such Quarter-End Date) (with straight-line mathematical interpolation for Absolute FFO Growth at a level between such Performance Levels), and less the number of LTIP Units earned (if any) pursuant to Section 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Dates; or
ii.
on or before ______________, notwithstanding the provisions of Section 6(b)(i) of this Statement of Management Objectives, from 0% to 50% of the LTIP Units will also be earned based on achievement of RTSR (provided, however, that, for these purposes, there shall be just one RTSR Measurement Date – consisting of the date of the Employment Termination Event compared to the Performance Levels and percentages of LTIP Units earned for “Year 5,” as set forth in Section 3(a) of this Statement of Management Objectives (with straight-line mathematical interpolation for RTSR at a level between such Performance Levels).
7.
Change in Control Calculation. In the event of a Change in Control prior to the end of the RTSR Measurement Period, then from 0% to 100% of the LTIP Units will be earned based on achievement of RTSR alone, measured as of the date of the Change in Control, with the Performance Levels as set forth in Section 3(a) of this Statement of Management Objectives, but the percentages of LTIP Units earned shall be: (a) Below Threshold, 0%; (b) Threshold, 20%; (c) Target, 40%; and (d) Maximum, 100%; with straight-line mathematical interpolation for RTSR earned at a level between such Performance Levels; and less the number of LTIP Units earned (if any) pursuant to Sections 3 and 4 of this Statement of Management Objectives as of any prior Absolute FFO Growth Measurement Date or RTSR Measurement Date.

Exhibit A

PROTECTIVE ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1. The name, address and taxpayer identification number of the undersigned are:

 Name: ____________________________________ (the “Taxpayer”)

Address: __________________________________

 Social Security No./Taxpayer Identification No.: ____________________

 Taxable Year: Calendar Year _____

2. Description of property with respect to which the election is being made:

The election is being made with respect to ______ LTIP Units (“LTIP Units”) in Curbline Properties LP (the “Partnership”).

3. The date on which the LTIP Units were transferred to the undersigned is _______________________

4. Nature of restrictions to which the LTIP Units are subject:

(a) With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b) Up to 100% of the LTIP Units are subject to performance-based vesting at the end of the aggregate applicable performance period, subject to the degree of achievement regarding applicable performance measures, provided that the Taxpayer remains an employee of Curbline Properties Corp. (the “Company”) or at least one of its subsidiaries through such dates, subject to acceleration or continued vesting in certain specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on performance achievement and the passage of time and continued employment with the Company or its subsidiaries.

5. The fair market value at time of transfer of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit. The LTIP Units qualify as “profits interests” for federal income tax purposes as set forth in Revenue Procedure 93-27, 1993-2 C.B. 343.

6. The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7. The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: _______________________

Name:_______________________

Signature of Taxpayer

EXHIBIT B

HOLDER’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Holder hereby represents, warrants and covenants as follows:

(a) The Holder has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The Company’s Registration Statement on Form 10 originally publicly filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2024, as subsequently amended and declared effective by the Commission;

(ii) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the effectiveness of the Company’s Registration Statement on Form 10;

(iii) The Amended and Restated Agreement of Limited Partnership of Curbline Properties LP, as amended or amended and restated from time to time;

(iv) The Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan; and

(v) The Company’s Articles of Incorporation, as amended or amended and restated from time to time.

The Holder also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Holder as a holder of LTIP Units (as defined in the LP Agreement) shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b) The Holder hereby represents and warrants that:

(i) The Holder either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Holder, together with the business and financial experience of those persons, if any, retained by the Holder to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into Common Units of the Partnership (“Converted Common Units”) and the potential redemption of such Converted Common Units for shares of Common Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Holder (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Holder understands that (A) the Holder is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Holder is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Holder has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Holder provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Holder believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Holder has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Holder has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Holder to verify the accuracy of information conveyed to the Holder. The Holder confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Holder have been made available or delivered to the Holder. The Holder has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Holder has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Holder by the Partnership or the Company. The Holder did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Holder’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Converted Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Converted Common Units will be acquired for the account of the Holder for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Holder’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Converted Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Holder acknowledges that (A) neither the LTIP Units to be issued, nor the Converted Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Converted Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Holder contained herein, (C) such LTIP Units, or Converted Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Converted Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Converted Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Converted Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Holder is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Holder hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Converted Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Holder may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Converted Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Holder has determined that the LTIP Units are a suitable investment for the Holder.

(vi) No representations or warranties have been made to the Holder by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Holder has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).

(c) So long as the Holder holds any LTIP Units, the Holder shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The Holder may make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and to the extent so elected has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit A. To the extent so elected, the Holder agrees to file the election (or to permit the Partnership to file such election on the Holder’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Holder files his or her personal income tax returns, and to file a copy of such election with the Holder’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Holder.

(e) The address for the Holder on file with the Company is the address of the Holder’s principal residence, and the Holder has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(f) The representations of the Holder as set forth above are true and complete to the best of the information and belief of the Holder, and the Partnership shall be notified promptly of any changes in the foregoing representations.